Exhibit 4.1

BROOKFIELD HOMES CORPORATION LETTER OF TRANSMITTAL

2	SUBSTITUTE FORM W-9

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Brookfield Homes Corporation is conducting a rights offering (the “Rights Offering”) which entitles the holders of shares of the Company’s common stock (the “Stock”), as of the close of business on April 3, 2009 (the “Record Date”) to receive 0.3735701 Rights (each a “Right”) for each share of Stock held of record on the Record Date subject to adjustment to eliminate fractional Rights (the “Basic Subscription Privilege”). Each whole Right will entitle the Holder to subscribe for and purchase one share of 8% Convertible Preferred Stock, Series A, par value $0.01 per share (the “Preferred Stock”) at a subscription price of $25.00 per share of Preferred Stock. The shares of Preferred Stock will be convertible into shares of Stock at a conversion rate of 3.571428571 shares of Stock per share of Preferred Stock.

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.
For a more complete description of the terms and conditions of the Rights Offering, please refer to the	If the Taxpayer ID Number
Prospectus dated RECORD DATE (the “Prospectus”), which is incorporated herein by reference. Copies of the	printed above is INCORRECT
Prospectus are available upon request fromBNY Mellon Shareowner Services (toll free (866) 205-7208).	OR if the space is BLANK write
I hereby irrevocably subscribe for the number of shares of Preferred Stock indicated on the form upon the terms and	in the CORRECT number here.
conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I amsubject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien). Certification instructions. You must cross out item2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:                                                                                        Date:

SEE INSTRUCTIONS ON THE REVERSE SIDE

3	BASIC SHARES OF PREFERRED
STOCK TO SUBSCRIBE

WHOLE SHARES OF PREFERRED STOCK

1	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s)	4	OVER SUBSCRIPTION FOR SHARES
or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.	OF PREFERRED STOCK

X	| |	WHOLE SHARES OF PREFERRED STOCK
Signature of Stockholder Date Daytime Telephone #

X	| |
Signature of Stockholder Date Daytime Telephone #

ENCLOSED IS MY CHECK FOR $

5

SUBSCRIPTION CERTIFICATE NUMBER	CUSIP NUMBER

BASIC SHARES OF PREFERRED STOCK TO SUBSCRIBE	RIGHTS	RECORD DATE SHARES

BROOKFIELD HOMES CORPORATION SUBSCRIPTION FOR RIGHTS OFFERING RECORD DATE APRIL 3, 2009

A.	Number of shares of Preferred Stock subscribed for through the Basic Subscription Privilege (not to exceed one share of Preferred Stock for each whole Right held): shares of Preferred Stock

B.

Number of shares of Preferred Stock subscribed for through the over-subscription privilege (up to the number of shares of Preferred Stock subscribed for through the Basic Subscription Privilege, and the Basic Subscription must be fully exercised):                                                                                                               shares of Preferred Stock

C.	Total Subscription Price (sum lines A and B multiplied by $25.00): $

D.	Please enclose a Certified or Cashier’s check or money order payable in United States dollars to The Bank of New York Mellon

_______________________________________________________________________________________________________

HOWTO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico

1-866-205-7208 (Toll Free)

From outside the U.S.

1-201-680-6579 (Collect)

SUBSCRIPTION  TO PURCHASE  SHARES OF PREFERRED STOCK OF BROOKFIELD  HOMES CORPORATION RETURN  TO: THE BANK  OF NEW YORK MELLON C/O BNY MELLON SHAREOWNER  SERVICES

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:

BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 27, 2009 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

RESTRICTED AREA DO NOT

PRINT AND/OR WRITE IN THIS BLANK SPACE.

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

1	Sign and date Box 1 and include your day time phone number.

2

PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer.  If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

3	Place an ☒ in the box and fill in the number of whole shares of Preferred Stock you wish to subscribe for under your Basic Subscription Privilege.

4

Place an ☒ in the box and fill in the number of whole shares of Preferred Stock you wish to subscribe for under your over-subscription privilege. (Up to the number of shares of Preferred Stock subscribed for through the Basic Subscription Privilege, and the Basic Subscription must be fully exercised).

5	Rights card and calculation section for determining your basic/oversubscription privileges.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES, THE LAWS OF THE STATES IN THE UNITED STATES AND THE LAWS OF THE PROVINCES OF CANADA. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY ESTABLISH TO THE SATISFACTION OF THE SUBSCRIPTION AGENT THAT THEY ARE PERMITTED TO EXERCISE THEIR SUBSCRIPTION RIGHTS UNDER APPLICABLE LAW.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 27, 2009 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.